EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179409 and 333 205421 on Form S-8 of our reports dated February 28, 2020, relating to the financial statements of EPAM Systems, Inc. and subsidiaries and the effectiveness of EPAM Systems, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA
February 28, 2020